                                                                    Exhibit 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Chevron Corporation of our report dated February 26, 2001, relating to the financial statements and financial statement schedule, which appears in Chevron Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

San Francisco, California
August 24, 2001